Exhibit 99.1

For Immediate Release

July 24, 2014

For More Information

Trisha Voltz Carlson

SVP, Investor Relations Manager

504.299.5208

trisha.carlson@hancockbank.com

Hancock reports second quarter 2014 financial results

Board of Directors Authorizes New 5% Common Stock Buyback

GULFPORT, Miss. (July 24, 2014) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the second quarter of 2014. Operating income for the second quarter of 2014 was $49.6 million or $.59 per diluted common share, compared to $49.1 million, or $.58 in the first quarter of 2014. Operating income was $46.9 million, or $.55, in the second quarter of 2013. We define our operating income as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the company’s fundamental operations over time. The financial tables include a reconciliation of net income to operating income.

In the second quarter of 2014 net income was $40.0 million, or $.48 per diluted common share. Net income reflects the impact of certain nonoperating expenses of $12.1 million. Nonoperating expenses are detailed in the slide presentation accompanying the release. There were no adjustments between operating income and net income for the first quarter of 2014 and second quarter of 2013.

Highlights of the company’s second quarter of 2014 results:

•	Ongoing improvement in the overall quality of earnings (replacing declining purchase accounting income with core results); core net interest income (TE) increased approximately $700,000 linked-quarter; core net interest margin (NIM) narrowed 2 basis points (bps) (we define our core results as reported results less the impact of net purchase accounting adjustments); core noninterest income increased approximately $1.0 million (after adjusting for the impact from purchase accounting items and normalizing for the sale of selected insurance lines in early second quarter 2014)

•	Operating expenses declined $2.3 million linked-quarter, or 1.5%, exceeding the company’s expense management goals; however, management expects increases in operating expense in the near-term as investments are made in revenue-generating initiatives

Hancock reports second quarter 2014 financial results

July 24, 2014

•	Efficiency ratio declined slightly to just under 62%; the company continues working on its goal of lowering the efficiency ratio to below 60%

•	Approximately $383 million, or 13%, linked-quarter annualized net loan growth, and approximately $1.3 billion, or 12%, year-over-year loan growth (each excluding the FDIC-covered portfolio)

•	Purchase accounting loan accretion declined $1.6 million linked-quarter; management expects sizeable quarterly declines in both the third and fourth quarters of 2014

•	Continued improvement in asset quality metrics

•	Solid capital levels with a tangible common equity (TCE) ratio of 9.29%

•	Return on average assets (ROA) (operating) of 1.04% compared to 1.05% in the first quarter of 2014 and 0.99% in the second quarter a year ago

“The quarter’s results reflected solid performance across the company as we continued to improve the quality of our earnings by replacing purchase accounting income with core earnings,” said Hancock’s President and Chief Executive Officer Carl J. Chaney. “The double-digit loan growth, improvements in core revenue, reduced operating expense, improved asset quality and capital strength reflected in the second quarter’s numbers, contributed to the board’s decision and confidence in authorizing another common stock buyback. We remain focused on executing and achieving the strategic initiatives currently underway, with the ultimate goal of enhancing shareholder value.”

Loans

Total loans at June 30, 2014 were $12.9 billion, up $356 million from March 31, 2014. Excluding the FDIC-covered portfolio, which declined $27 million during the second quarter of 2014, total loans increased approximately $383 million, or 3% linked-quarter.

The largest component of linked-quarter net loan growth (excluding the FDIC-covered portfolio) was in the commercial and industrial portfolio, with additional growth and change in mix from the construction, residential mortgage and consumer portfolios. The majority of the growth during the second quarter came from the Houston and south Louisiana markets. For the full year of 2014 management expects period-end annual loan growth to be in the 8-11% range.

Average loans totaled $12.7 billion for the second quarter of 2014, up $302 million, or 2%, from the first quarter of 2014.

Deposits

Total deposits at June 30, 2014 were $15.2 billion, virtually unchanged from March 31, 2014. Average deposits for the second quarter of 2014 were $15.1 billion, down $209 million, or 1%, from the first quarter of 2014.

Noninterest-bearing demand deposits (DDAs) totaled $5.7 billion at June 30, 2014, up $110 million, or 2%, compared to March 31, 2014. DDAs comprised 38% of total period-end deposits at June 30, 2014.

Interest-bearing transaction and savings deposits totaled $6.1 billion at the end of the second quarter of 2014, down $38 million, or less than 1%, from March 31, 2014.

Hancock reports second quarter 2014 financial results

July 24, 2014

Time deposits (CDs) and interest-bearing public fund deposits totaled $3.4 billion at June 30, 2014, down $101 million, or 3%, from March 31, 2014. The decline was related to short-term time deposits that matured during the second quarter and were not renewed.

Asset Quality

Nonperforming assets (NPAs) totaled $157.5 million at June 30, 2014, down $22.2 million from March 31, 2014. During the second quarter of 2014, total nonperforming loans declined $12.1 million while foreclosed and surplus real estate (ORE) and other foreclosed assets decreased $10.1 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 1.22% at June 30, 2014, down 21 bps from March 31, 2014.

The total allowance for loan losses was $128.7 million at June 30, 2014, up slightly from $128.2 million at March 31, 2014. The ratio of the allowance for loan losses to period-end loans was 1.00%, compared to 1.02% at the end of the first quarter of 2014. The change in the allowance during the second quarter was primarily related to a $2.7 million increase in allowance maintained on the noncovered portion of the loan portfolio, offset by a $2.3 million reduction in the allowance on covered loans.

Net charge-offs from the noncovered loan portfolio were $4.1 million, or 0.13% of average total loans on an annualized basis in the second quarter of 2014, virtually unchanged from $4.0 million, or 0.13% of average total loans in the first quarter of 2014.

During the second quarter of 2014, Hancock recorded a total provision for loan losses of $6.7 million, down $1.3 million from the first quarter of 2014. The provision for noncovered loans was $6.8 million in the second quarter of 2014, down from $8.3 million in the first quarter of 2014.

Net Interest Income and Net Interest Margin

Net interest income (TE) for the second quarter of 2014 was $167.3 million, down less than $1 million from the first quarter of 2014. The impact of purchase accounting items on net interest income was $26.7 million, down $1.6 million linked-quarter. Excluding the impact from purchase accounting items, core net interest income increased $0.7 million linked-quarter. Average earning assets were $16.8 billion, up approximately $51 million from the first quarter of 2014.

The reported net interest margin (TE) was 3.99% for the second quarter of 2014, down 7 bps from the first quarter of 2014. The core net interest margin (reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets) declined 2 bps to 3.35% during the second quarter of 2014. Declines in the core loan yield (-5 bps) and securities portfolio yield (-4 bps) were partly offset by an improved earning asset mix and lower cost of funds (-1 bp).

Hancock reports second quarter 2014 financial results

July 24, 2014

Noninterest Income

Noninterest income, including securities transactions, totaled $56.4 million for the second quarter of 2014, virtually unchanged from the first quarter of 2014. Included in the total is a reduction of $3.3 million related to the amortization of the indemnification asset, compared to a reduction of $3.9 million in the first quarter of 2014. The total for the second quarter also reflects the divestiture of selected insurance business lines effective April 1, 2014. The loss of income from the divestiture was approximately $1.8 million per quarter. Excluding the impact of these items, core noninterest income increased by approximately $1.0 million linked-quarter.

Service charges on deposits totaled $19.3 million for the second quarter of 2014, up $0.6 million, or 3%, from the first quarter of 2014. Bankcard and ATM fees totaled $11.6 million, up $1.0 million, or 10%, from the first quarter of 2014.

Trust fees totaled $11.5 million, up $1.3 million, or 12%, from the first quarter of 2014 reflecting, in part, a seasonal increase related to tax preparation fees.

Fees from secondary mortgage operations totaled $1.8 million for the second quarter of 2014, down $0.2 million, or 11%, linked-quarter. A slightly higher percentage of the mortgage loans originated during the quarter were kept on the balance sheet as opposed to being sold in the secondary market.

Noninterest Expense & Taxes

Noninterest expense for the second quarter of 2014 totaled $156.9 million and included $12.1 million of nonoperating expenses. Excluding these costs, operating expense totaled $144.7 million in the second quarter of 2014, down $2.3 million, or 1.5%, linked-quarter. (The details of the changes in the noninterest expense categories noted below exclude the impact of nonoperating items.)

Total personnel expense was $79.5 million in the second quarter of 2014, down $1.9 million, or 2%, from the first quarter of 2014 reflecting, in part, seasonal items included in the first quarter. Occupancy and equipment expense totaled $14.9 million in the second quarter of 2014, down $0.6 million, or 4%, from the first quarter of 2014.

ORE expense totaled $84,000 in the second quarter of 2014, compared to $1.8 million in the first quarter of 2014. ORE expense in the second quarter includes net gains on ORE dispositions, and management does not expect this low level of ORE expense to be sustainable in future quarters.

Other operating expense totaled $43.5 million in the second quarter of 2014, up $2.3 million, or 6%, from the first quarter of 2014. The increase reflects a lower level of miscellaneous expense items in the first quarter.

Hancock reports second quarter 2014 financial results

July 24, 2014

The effective income tax rate for the second quarter of 2014 was 31%, up from 27% in the first quarter of 2014. The increase in the tax rate was related, in part, to the tax impact from the gain on the divestiture of selected insurance business lines early in the second quarter of 2014. Management expects the effective income tax rate to approximate 27% for the remainder of 2014. The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity at June 30, 2014 totaled $2.5 billion. The tangible common equity (TCE) ratio was 9.29%, up 5 bps from March 31, 2014. Final settlement of the accelerated share repurchase (ASR) transaction was completed in early May 2014, with approximately 590,000 shares received. As a result of Hancock’s continued strong capital position, the Board of Directors authorized a new common stock buyback program in July for up to 5%, or approximately 4 million shares, of the company’s common stock. The shares may be repurchased in the open market or in privately negotiated transactions from time to time, depending upon market conditions and other factors, and in accordance with applicable regulations of the Securities and Exchange Commission. The buyback authorization will expire December 31, 2015. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Friday, July 25, 2014 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockbank.com. Additional financial tables and a slide presentation related to second quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through July 31, 2014 by dialing (855) 859-2056 or (404) 537-3406, passcode 69488929.

About Hancock Holding Company

Hancock Holding Company is a financial services company with regional business headquarters and locations throughout a growing Gulf South corridor. The company’s banking subsidiary provides a comprehensive network of full-service financial choices through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank offices in Louisiana and Texas, including traditional and online banking; commercial and small business banking; energy banking; private banking; trust and investment services; certain insurance services; mortgage services; and consumer financing. More information and online banking are available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.

Hancock reports second quarter 2014 financial results

July 24, 2014

Forward-looking statements that we may make include, but may not be limited to, comments with respect to future levels of economic activity in our markets, loan growth, deposit trends, credit quality trends, future sales of nonperforming assets, net interest margin trends, future expense levels and the ability to achieve reductions in noninterest expense or other cost savings, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, the impact of the branch rationalization process, details of the common stock buyback, possible repurchases of shares under stock buyback programs, and the financial impact of regulatory requirements. Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).

You are cautioned not to place undue reliance on these forward-looking statements. Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

HANCOCK HOLDING COMPANY

FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended			Six Months Ended
(amounts in thousands, except per share data)	6/30/2014	3/31/2014	6/30/2013	6/30/2014	6/30/2013
INCOME STATEMENT DATA
Net interest income	$164,778	$165,562	$169,179	$330,340	$343,194
Net interest income (TE) (a)	167,332	168,198	171,822	335,530	348,563
Provision for loan losses	6,691	7,963	8,257	14,654	17,835
Noninterest income excluding securities transactions	56,398	56,699	63,897	113,097	124,084
Securities transactions gains	—	—	—	—	—
Noninterest expense (excluding nonoperating expense items)	144,727	146,982	162,250	291,709	321,852
Nonoperating expense items	12,131	—	—	12,131	—
Net income	39,962	49,115	46,862	89,077	95,438
Operating income (b)	49,575	49,115	46,862	98,690	95,438

PERIOD-END BALANCE SHEET DATA
Loans	$12,884,056	$12,527,937	$11,681,497	$12,884,056	$11,681,497
Investment securities	3,677,229	3,797,883	4,303,918	3,677,229	4,303,918
Earning assets	17,023,990	16,622,104	16,448,565	17,023,990	16,448,565
Total assets	19,349,431	19,004,170	18,934,301	19,349,431	18,934,301
Noninterest-bearing deposits	5,723,663	5,613,872	5,340,177	5,723,663	5,340,177
Total deposits	15,245,227	15,274,774	15,155,938	15,245,227	15,155,938
Common shareholders’ equity	2,492,582	2,462,534	2,345,340	2,492,582	2,345,340

AVERAGE BALANCE SHEET DATA
Loans	$12,680,861	$12,379,316	$11,594,920	$12,530,922	$11,544,150
Investment securities	3,716,563	3,935,616	4,423,441	3,825,484	4,177,713
Earning assets	16,791,744	16,740,353	16,500,215	16,766,191	16,508,910
Total assets	19,039,264	19,055,107	19,022,832	19,047,142	19,087,383
Noninterest-bearing deposits	5,505,735	5,499,993	5,346,916	5,502,878	5,330,871
Total deposits	15,060,581	15,269,143	15,211,363	15,164,285	15,261,746
Common shareholders’ equity	2,463,385	2,435,980	2,405,069	2,449,758	2,426,420

COMMON SHARE DATA
Earnings per share - diluted	$0.48	$0.58	$0.55	$1.06	$1.11
Operating earnings per share - diluted (b)	0.59	0.58	0.55	1.17	1.11
Cash dividends per share	$0.24	$0.24	$0.24	$0.48	$0.48
Book value per share (period-end)	$30.45	$29.93	$28.57	$30.45	$28.57
Tangible book value per share (period-end)	21.08	20.47	18.83	21.08	18.83
Weighted average number of shares - diluted	82,174	82,534	83,357	82,348	84,153
Market data
High sales price	$37.86	$38.50	$30.93	$38.50	$33.59
Low sales price	32.02	32.66	25.00	32.02	25.00
Period-end closing price	35.32	36.65	30.07	35.32	30.07
Trading volume	27,432	31,328	38,599	58,760	68,068

PERFORMANCE RATIOS
Return on average assets	0.84%	1.05%	0.99%	0.94%	1.01%
Return on average assets (operating) (b)	1.04%	1.05%	0.99%	1.04%	1.01%
Return on average common equity	6.51%	8.18%	7.82%	7.33%	7.93%
Return on average common equity (operating) (b)	8.07%	8.18%	7.82%	8.12%	7.93%
Return on average tangible common equity	9.47%	12.04%	11.74%	10.73%	11.89%
Return on average tangible common equity (operating) (b)	11.75%	12.04%	11.74%	11.89%	11.89%
Tangible common equity ratio (c)	9.29%	9.24%	8.52%	9.29%	8.52%
Net interest margin (TE) (a)	3.99%	4.06%	4.17%	4.03%	4.24%
Average loan/deposit ratio	84.20%	81.20%	76.41%	82.63%	75.86%
Efficiency ratio (d)	61.67%	62.23%	65.68%	61.95%	64.92%
Allowance for loan losses as a percent of period-end loans	1.00%	1.02%	1.18%	1.00%	1.18%
Annualized net charge-offs to average loans	0.13%	0.13%	0.24%	0.13%	0.24%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	126.26%	112.64%	91.43%	126.26%	91.43%
Noninterest income excluding securities transactions as a percent of total revenue (TE) (a)	25.21%	25.21%	27.11%	25.21%	26.25%

(a)	Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b)	Operating income excludes tax-effected securities transactions and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(c)	The tangible common equity ratio is common shareholders’ equity less intangible assets divided by total assets less intangible assets.
(d)	The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income excluding amortization of purchased intangibles, nonoperating expense items, and securities transactions.

HANCOCK HOLDING COMPANY

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended
(amounts in thousands, except per share data)	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
INCOME STATEMENT DATA
Net interest income	$164,778	$165,562	$166,007	$171,530	$169,179
Net interest income (TE) (a)	167,332	168,198	168,466	174,112	171,822
Provision for loan losses	6,691	7,963	7,331	7,569	8,257
Noninterest income excluding securities transactions	56,398	56,699	58,894	63,057	63,897
Securities transactions gains	—	—	105	—	—
Noninterest expense (excluding nonoperating expense items)	144,727	146,982	157,097	161,318	162,250
Nonoperating expense items	12,131	—	17,116	20,887	—
Net income	39,962	49,115	34,716	33,202	46,862
Operating income (b)	49,575	49,115	45,773	46,779	46,862

PERIOD-END BALANCE SHEET DATA
Loans	$12,884,056	$12,527,937	$12,324,817	$11,734,472	$11,681,497
Investment securities	3,677,229	3,797,883	4,033,124	4,124,202	4,303,918
Earning assets	17,023,990	16,622,104	16,651,295	16,339,431	16,448,565
Total assets	19,349,431	19,004,170	19,009,251	18,801,846	18,934,301
Noninterest-bearing deposits	5,723,663	5,613,872	5,530,253	5,479,696	5,340,177
Total deposits	15,245,227	15,274,774	15,360,516	15,054,871	15,155,938
Common shareholders’ equity	2,492,582	2,462,534	2,425,069	2,356,442	2,345,340

AVERAGE BALANCE SHEET DATA
Loans	$12,680,861	$12,379,316	$11,903,603	$11,805,330	$11,594,920
Investment securities	3,716,563	3,935,616	4,070,657	4,135,348	4,423,441
Earning assets	16,791,744	16,740,353	16,376,587	16,384,635	16,500,215
Total assets	19,039,264	19,055,107	18,739,091	18,796,027	19,022,832
Noninterest-bearing deposits	5,505,735	5,499,993	5,483,918	5,415,303	5,346,916
Total deposits	15,060,581	15,269,143	14,915,677	15,021,685	15,211,363
Common shareholders’ equity	2,463,385	2,435,980	2,355,768	2,338,945	2,405,069

COMMON SHARE DATA
Earnings per share - diluted	$0.48	$0.58	$0.41	$0.40	$0.55
Operating earnings per share - diluted (b)	0.59	0.58	0.55	0.56	0.55
Cash dividends per share	$0.24	$0.24	$0.24	$0.24	$0.24
Book value per share (period-end)	$30.45	$29.93	$29.49	$28.70	$28.57
Tangible book value per share (period-end)	21.08	20.47	19.94	19.04	18.83
Weighted average number of shares - diluted	82,174	82,534	82,220	82,205	83,357
Market data
High sales price	$37.86	$38.50	$37.12	$33.85	$30.93
Low sales price	32.02	32.66	30.09	29.00	25.00
Period-end closing price	35.32	36.65	36.68	31.38	30.07
Trading volume	27,432	31,328	27,816	29,711	38,599

PERFORMANCE RATIOS
Return on average assets	0.84%	1.05%	0.74%	0.70%	0.99%
Return on average assets (operating) (b)	1.04%	1.05%	0.97%	0.99%	0.99%
Return on average common equity	6.51%	8.18%	5.85%	5.63%	7.82%
Return on average common equity (operating) (b)	8.07%	8.18%	7.71%	7.93%	7.82%
Return on average tangible common equity	9.47%	12.04%	8.79%	8.54%	11.74%
Return on average tangible common equity (operating) (b)	11.75%	12.04%	11.59%	12.03%	11.74%
Tangible common equity ratio (c)	9.29%	9.24%	9.00%	8.68%	8.52%
Net interest margin (TE) (a)	3.99%	4.06%	4.09%	4.23%	4.17%
Average loan/deposit ratio	84.20%	81.20%	79.93%	78.70%	76.41%
Efficiency ratio (d)	61.67%	62.23%	65.94%	64.95%	65.68%
Allowance for loan losses as a percent of period-end loans	1.00%	1.02%	1.08%	1.18%	1.18%
Annualized net charge-offs to average loans	0.13%	0.13%	0.17%	0.18%	0.24%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	126.26%	112.64%	111.97%	94.69%	91.43%
Noninterest income excluding securities transactions as a percent of total revenue (TE) (a)	25.21%	25.21%	25.90%	26.59%	27.11%

(a)	Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b)	Operating income excludes tax-effected securities transactions and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(c)	The tangible common equity ratio is common shareholders’ equity less intangible assets divided by total assets less intangible assets.
(d)	The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income excluding amortization of purchased intangibles, nonoperating expense items, and securities transactions.

HANCOCK HOLDING COMPANY

INCOME STATEMENT

(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands, except per share data)	6/30/2014	3/31/2014	6/30/2013	6/30/2014	6/30/2013
NET INCOME
Interest income	$174,001	$175,140	$179,649	$349,141	$364,921
Interest income (TE)	176,555	177,776	182,292	354,331	370,290
Interest expense	9,223	9,578	10,470	18,801	21,727

Net interest income (TE)	167,332	168,198	171,822	335,530	348,563
Provision for loan losses	6,691	7,963	8,257	14,654	17,835
Noninterest income excluding securities transactions	56,398	56,699	63,897	113,097	124,084
Securities transactions gains	—	—	—	—	—
Noninterest expense	156,858	146,982	162,250	303,840	321,852

Income before income taxes	57,627	67,316	62,569	124,943	127,591
Income tax expense	17,665	18,201	15,707	35,866	32,153

Net income	$39,962	$49,115	$46,862	$89,077	$95,438

ADJUSTMENTS FROM NET TO OPERATING INCOME
Securities transactions gains	—	—	—	—	—
Nonoperating expense items
Impact of insurance business lines divestiture	(9,101)	—	—	(9,101)	—
FDIC settlement	10,268	—	—	10,268	—
Expense and efficiency initiatives and other items	7,503	—	—	7,503	—
Early debt redemption	3,461	—	—	3,461	—

Total nonoperating expense items	12,131	—	—	12,131	—
Taxes on adjustments at marginal tax rate	2,518	—	—	2,518	—

Total adjustments (net of taxes)	9,613	—	—	9,613	—

Operating income (e)	$49,575	$49,115	$46,862	$98,690	$95,438

NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$19,269	$18,712	$19,864	$37,981	$38,879
Trust fees	11,499	10,238	9,803	21,737	18,495
Bank card and ATM fees	11,596	10,569	11,399	22,165	22,457
Investment & annuity fees	5,097	4,952	5,192	10,049	9,769
Secondary mortgage market operations	1,758	1,965	4,139	3,723	8,522
Insurance fees	1,888	3,744	4,845	5,632	8,839
Amortization of FDIC loss share receivable	(3,321)	(3,908)	—	(7,229)	—
Other income	8,612	10,427	8,655	19,039	17,123

Noninterest income excluding securities transactions	56,398	56,699	63,897	113,097	124,084
Securities transactions gains	—	—	—	—	—

Total noninterest income including securities transactions	$56,398	$56,699	$63,897	$113,097	$124,084

Personnel expense	$79,506	$81,432	$87,595	$160,938	$175,522
Occupancy expense (net)	10,840	11,266	12,404	22,106	24,730
Equipment expense	4,059	4,274	4,919	8,333	10,220
Other real estate owned expense (net)	84	1,777	3,355	1,861	4,063
Other operating expense	43,494	41,195	46,546	84,689	92,331
Amortization of intangibles	6,744	7,038	7,431	13,782	14,986

Total operating expense	144,727	146,982	162,250	291,709	321,852
Nonoperating expense items	12,131	—	—	12,131	—

Total noninterest expense	$156,858	$146,982	$162,250	$303,840	$321,852

COMMON SHARE DATA
Earnings per share:
Basic	$0.48	$0.58	$0.55	$1.06	$1.11
Diluted	0.48	0.58	0.55	1.06	1.11
Operating earnings per share:
Basic	$0.59	$0.58	$0.55	$1.18	$1.11
Diluted	0.59	0.58	0.55	1.17	1.11

(e)	Net income less tax-effected securities transactions and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.

HANCOCK HOLDING COMPANY

INCOME STATEMENT

(Unaudited)

	Three months ended
(dollars in thousands)	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Interest income	$174,001	$175,140	$175,650	$181,639	$179,649
Interest income (TE)	176,555	177,776	178,109	184,221	182,292
Interest expense	9,223	9,578	9,643	10,109	10,470

Net interest income (TE)	167,332	168,198	168,466	174,112	171,822
Provision for loan losses	6,691	7,963	7,331	7,569	8,257
Noninterest income excluding securities transactions	56,398	56,699	58,894	63,057	63,897
Securities transactions gains	—	—	105	—	—
Noninterest expense	156,858	146,982	174,213	182,205	162,250

Income before income taxes	57,627	67,316	43,462	44,813	62,569
Income tax expense	17,665	18,201	8,746	11,611	15,707

Net income	$39,962	$49,115	$34,716	$33,202	$46,862

ADJUSTMENTS FROM NET TO OPERATING INCOME
Securities transactions gains	—	—	105	—	—
Total nonoperating expense items	12,131	—	17,116	20,887	—
Taxes on adjustments at marginal tax rate	2,518	—	5,954	7,310	—

Adjustments (net of taxes)	9,613	—	11,057	13,577	—

Operating income	$49,575	$49,115	$45,773	$46,779	$46,862

NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$19,269	$18,712	$19,605	$20,519	$19,864
Trust fees	11,499	10,238	10,214	9,477	9,803
Bank card and ATM fees	11,596	10,569	11,261	12,221	11,399
Investment & annuity fees	5,097	4,952	4,619	5,186	5,192
Secondary mortgage market operations	1,758	1,965	1,554	2,467	4,139
Insurance fees	1,888	3,744	3,304	3,661	4,845
Amortization of loss share receivable	(3,321)	(3,908)	(3,908)	(590)	—
Other income	8,612	10,427	9,986	10,116	8,655

Noninterest income excluding securities transactions	56,398	56,699	58,894	63,057	63,897
Securities transactions gains	—	—	105	—	—

Total noninterest income including securities transactions	$56,398	$56,699	$58,999	$63,057	$63,897

Personnel expense	$79,506	$81,432	$84,912	$86,850	$87,595
Occupancy expense (net)	10,840	11,266	11,613	12,369	12,404
Equipment expense	4,059	4,274	4,679	5,120	4,919
Other real estate owned expense (net)	84	1,777	1,535	2,439	3,355
Other operating expense	43,494	41,195	47,180	47,234	46,546
Amortization of intangibles	6,744	7,038	7,178	7,306	7,431

Total operating expense	144,727	146,982	157,097	161,318	162,250
Nonoperating expense items	12,131	—	17,116	20,887	—

Total noninterest expense	$156,858	$146,982	$174,213	$182,205	$162,250

HANCOCK HOLDING COMPANY

PERIOD-END BALANCE SHEET

(Unaudited)

	Three Months Ended
(dollars in thousands)	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
ASSETS
Commercial non-real estate loans	$5,393,691	$5,198,029	$5,064,224	$4,625,315	$4,653,342
Construction and land development loans	1,040,656	978,798	915,541	920,408	966,499
Commercial real estate loans	3,056,263	3,069,316	3,042,841	2,914,969	2,872,254
Residential mortgage loans	1,771,271	1,720,307	1,720,614	1,695,197	1,616,093
Consumer loans	1,622,175	1,561,487	1,581,597	1,578,583	1,573,309

Total loans	12,884,056	12,527,937	12,324,817	11,734,472	11,681,497
Loans held for sale	22,017	15,911	24,515	18,444	20,233
Securities	3,677,229	3,797,883	4,033,124	4,124,202	4,303,918
Short-term investments	440,688	280,373	268,839	462,313	442,917

Earning assets	17,023,990	16,622,104	16,651,295	16,339,431	16,448,565
Allowance for loan losses	(128,672)	(128,248)	(133,626)	(138,223)	(137,969)
Goodwill	621,193	625,675	625,675	625,675	625,675
Other intangible assets, net	145,825	152,734	159,773	167,116	174,423
Other assets	1,687,095	1,731,905	1,706,134	1,807,847	1,823,607

Total assets	$19,349,431	$19,004,170	$19,009,251	$18,801,846	$18,934,301

LIABILITIES
Noninterest-bearing deposits	$5,723,663	$5,613,872	$5,530,253	$5,479,696	$5,340,177
Interest-bearing transaction and savings deposits	6,079,837	6,118,150	6,162,959	6,008,042	5,965,372
Interest-bearing public fund deposits	1,484,188	1,451,430	1,571,532	1,240,336	1,410,866
Time deposits	1,957,539	2,091,322	2,095,772	2,326,797	2,439,523

Total interest-bearing deposits	9,521,564	9,660,902	9,830,263	9,575,175	9,815,761

Total deposits	15,245,227	15,274,774	15,360,516	15,054,871	15,155,938
Short-term borrowings	1,063,664	712,634	657,960	782,779	828,107
Long-term debt	374,991	380,001	385,826	376,664	385,122
Other liabilities	172,967	174,227	179,880	231,090	219,794

Total liabilities	16,856,849	16,541,636	16,584,182	16,445,404	16,588,961

COMMON SHAREHOLDERS’ EQUITY
Common stock and capital surplus	1,838,931	1,837,461	1,832,282	1,827,551	1,823,469
Retained earnings	676,942	657,062	628,166	613,662	600,566
Accumulated other comprehensive income	(23,291)	(31,989)	(35,379)	(84,771)	(78,695)

Total common shareholders’ equity	2,492,582	2,462,534	2,425,069	2,356,442	2,345,340

Total liabilities & shareholders’ equity	$19,349,431	$19,004,170	$19,009,251	$18,801,846	$18,934,301

CAPITAL RATIOS
Tangible common equity	$1,725,489	$1,684,037	$1,639,524	$1,563,542	$1,545,122
Tier 1 capital (f)	1,758,179	1,725,947	1,685,058	1,656,497	1,632,874
Common equity (period-end) as a percent of total assets (period-end)	12.88%	12.96%	12.76%	12.53%	12.39%
Tangible common equity ratio	9.29%	9.24%	9.00%	8.68%	8.52%
Leverage (Tier 1) ratio (f)	9.61%	9.43%	9.34%	9.10%	8.96%
Tier 1 risk-based capital ratio (f)	11.93%	11.90%	11.76%	12.07%	12.00%
Total risk-based capital ratio (f)	13.07%	13.20%	13.11%	13.52%	13.45%

(f)	Estimated for most recent period-end.

HANCOCK HOLDING COMPANY

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2014	3/31/2014	6/30/2013	6/30/2014	6/30/2013
ASSETS
Commercial non-real estate loans	$5,298,978	$5,088,061	$4,536,711	$5,194,102	$4,473,906
Construction and land development loans	1,005,025	953,328	984,449	979,320	979,900
Commercial real estate loans	3,051,193	3,054,217	2,894,432	3,052,697	2,894,988
Residential mortgage loans	1,744,313	1,720,640	1,599,931	1,732,542	1,596,320
Consumer loans	1,581,352	1,563,070	1,579,397	1,572,261	1,599,036

Total loans	12,680,861	12,379,316	11,594,920	12,530,922	11,544,150
Loans held for sale	14,681	19,207	28,289	16,932	32,676
Securities (g)	3,716,563	3,935,616	4,423,441	3,825,484	4,177,713
Short-term investments	379,639	406,214	453,565	392,853	754,371

Earning assets	16,791,744	16,740,353	16,500,215	16,766,191	16,508,910
Allowance for loan losses	(126,887)	(134,670)	(137,815)	(130,757)	(137,465)
Goodwill and other intangible assets	770,294	781,434	803,679	775,833	807,425
Other assets	1,604,113	1,667,990	1,856,753	1,635,875	1,908,513

Total assets	$19,039,264	$19,055,107	$19,022,832	$19,047,142	$19,087,383

LIABILITIES
Noninterest-bearing deposits	$5,505,735	$5,499,993	$5,346,916	$5,502,878	$5,330,871

Interest-bearing transaction and savings deposits	6,078,115	6,072,113	5,965,769	6,075,131	5,974,011
Interest-bearing public fund deposits	1,450,312	1,526,611	1,483,267	1,488,251	1,545,749
Time deposits	2,026,419	2,170,426	2,415,411	2,098,025	2,411,115

Total interest-bearing deposits	9,554,846	9,769,150	9,864,447	9,661,407	9,930,875

Total deposits	15,060,581	15,269,143	15,211,363	15,164,285	15,261,746
Short-term borrowings	957,386	785,063	790,103	871,701	776,973
Long-term debt	380,151	386,026	393,641	383,073	395,020
Other liabilities	177,761	178,895	222,656	178,325	227,224
Common shareholders’ equity	2,463,385	2,435,980	2,405,069	2,449,758	2,426,420

Total liabilities & shareholders’ equity	$19,039,264	$19,055,107	$19,022,832	$19,047,142	$19,087,383

(g)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	6/30/2014			3/31/2014			6/30/2013
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE)	$9,355.2	$108.2	4.64%	$9,095.7	$107.9	4.81%	$8,415.6	$103.3	4.92%
Residential mortgage loans	1,744.3	21.0	4.83%	1,720.6	21.3	4.96%	1,599.9	27.3	6.82%
Consumer loans	1,581.4	23.6	5.99%	1,563.1	23.1	6.00%	1,579.4	26.5	6.74%
Loan fees & late charges	—	0.8	0.00%	—	0.8	0.00%	—	1.2	0.00%

Total loans (TE)	12,680.9	153.6	4.86%	12,379.4	153.1	5.00%	11,594.9	158.3	5.47%

Loans held for sale	14.7	0.1	4.14%	19.2	0.2	4.06%	28.3	0.3	3.53%

US Treasury and government agency securities	0.0	0.0	0.00%	93.5	0.5	2.28%	0.1	—	4.66%
CMOs and mortgage backed securities	3,490.9	20.1	2.30%	3,612.8	21.2	2.34%	4,182.3	20.7	1.98%
Municipals (TE)	205.8	2.4	4.63%	217.0	2.5	4.56%	233.0	2.6	4.51%
Other securities	19.8	0.1	1.19%	12.3	0.1	3.87%	8.0	0.1	2.79%

Total securities (TE) (h)	3,716.5	22.6	2.43%	3,935.6	24.3	2.47%	4,423.4	23.4	2.11%

Total short-term investments	379.6	0.2	0.22%	406.2	0.2	0.23%	453.6	0.3	0.25%

Average earning assets yield (TE)	$16,791.7	176.5	4.21%	$16,740.4	177.8	4.29%	$16,500.2	182.3	4.42%

INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,078.1	1.5	0.10%	$6,072.1	1.5	0.10%	$5,965.8	1.5	0.10%
Time deposits	2,026.4	3.0	0.60%	2,170.4	3.1	0.58%	2,415.4	3.8	0.63%
Public funds	1,450.3	0.7	0.21%	1,526.6	0.8	0.20%	1,483.3	0.9	0.23%

Total interest-bearing deposits	9,554.8	5.2	0.22%	9,769.1	5.4	0.22%	9,864.5	6.2	0.25%

Short-term borrowings	957.4	0.8	0.34%	785.1	1.0	0.54%	790.1	1.1	0.54%
Long-term debt	380.2	3.2	3.32%	386.0	3.2	3.34%	393.6	3.2	3.28%

Total borrowings	1,337.6	4.0	1.19%	1,171.1	4.2	1.46%	1,183.7	4.3	1.45%

Total interest-bearing liabilities cost	10,892.4	9.2	0.34%	10,940.2	9.6	0.36%	11,048.2	10.5	0.38%

Net interest-free funding sources	5,899.3			5,800.2			5,452.0

Total cost of funds	16,791.7	9.2	0.22%	16,740.4	9.6	0.23%	16,500.2	10.5	0.25%

Net Interest Spread (TE)		$167.3	3.87%		$168.2	3.93%		$171.8	4.04%

Net Interest Margin (TE)	$16,791.7	$167.3	3.99%	$16,740.4	$168.2	4.06%	$16,500.2	$171.8	4.17%

(h)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Six Months Ended
	6/30/2014			6/30/2013
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE)	$9,226.1	$216.1	4.72%	$8,348.8	$216.7	5.23%
Residential mortgage loans	1,732.5	42.4	4.89%	1,596.3	52.6	6.60%
Consumer loans	1,572.3	46.8	6.00%	1,599.0	53.0	6.69%
Loan fees & late charges	—	1.4	0.00%	—	1.8	0.00%

Total loans (TE)	12,530.9	306.7	4.93%	11,544.1	324.1	5.65%

Loans held for sale	16.9	0.3	4.10%	32.7	0.6	3.65%

US Treasury and government agency securities	46.5	0.5	2.26%	2.8	0.0	1.29%
CMOs and mortgage backed securities	3,551.5	41.3	2.32%	3,941.7	39.4	2.00%
Municipals (TE)	211.4	4.9	4.59%	225.0	5.2	4.61%
Other securities	16.1	0.2	2.22%	8.2	0.1	2.37%

Total securities (TE) (h)	3,825.5	46.9	2.45%	4,177.7	44.7	2.14%

Total short-term investments	392.9	0.4	0.23%	754.4	0.9	0.25%

Average earning assets yield (TE)	$16,766.2	354.3	4.25%	$16,508.9	370.3	4.51%

INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,075.1	3.0	0.10%	$5,974.0	3.2	0.11%
Time deposits	2,098.0	6.1	0.59%	2,411.1	7.9	0.66%
Public funds	1,488.3	1.5	0.20%	1,545.8	1.8	0.24%

Total interest-bearing deposits	9,661.4	10.6	0.22%	9,930.9	12.9	0.26%

Short-term borrowings	871.7	1.9	0.43%	777.0	2.4	0.62%
Long-term debt	383.1	6.3	3.33%	395.0	6.4	3.28%

Total borrowings	1,254.8	8.2	1.32%	1,172.0	8.8	1.51%

Total interest-bearing liabilities cost	10,916.2	18.8	0.35%	11,102.9	21.7	0.39%

Net interest-free funding sources	5,850.0			5,406.0

Total cost of funds	16,766.2	18.8	0.22%	16,508.9	21.7	0.27%

Net Interest Spread (TE)		$335.5	3.90%		$348.6	4.12%

Net Interest Margin (TE)	$16,766.2	$335.5	4.03%	$16,508.9	$348.6	4.24%

(h)	Average securities does not include unrealized holding gains/losses on available for sale securities.

14

HANCOCK HOLDING COMPANY

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	6/30/2014	3/31/2014	6/30/2013	6/30/2014	6/30/2013
Nonaccrual loans (i)	$89,901	$101,400	$132,716	$89,901	$132,716
Restructured loans - still accruing	7,868	8,459	11,541	7,868	11,541

Total nonperforming loans	97,769	109,859	144,257	97,769	144,257
ORE and foreclosed assets	59,732	69,813	72,235	59,732	72,235

Total nonperforming assets	$157,501	$179,672	$216,492	$157,501	$216,492

Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.22%	1.43%	1.84%	1.22%	1.84%
Accruing loans 90 days past due	$4,142	$3,998	$6,647	$4,142	$6,647
Accruing loans 90 days past due as a percent of loans	0.03%	0.03%	0.06%	0.03%	0.06%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.25%	1.46%	1.90%	1.25%	1.90%

ALLOWANCE FOR LOAN LOSSES
Beginning Balance	$128,248	$133,626	$137,777	$133,626	$136,171
Net provision for loan losses - covered loans	(73)	(302)	362	(375)	6,963
Provision for loan losses - noncovered loans	6,764	8,265	7,895	15,029	10,872

Net provision for loan losses	6,691	7,963	8,257	14,654	17,835

(Decrease) increase in FDIC loss share receivable	(1,022)	(6,853)	993	(7,875)	2,876
Charge-offs - noncovered	7,309	7,482	11,451	14,791	22,688
Recoveries - noncovered	(3,245)	(3,504)	(4,419)	(6,749)	(9,023)
Net charge-offs - covered	1,181	2,510	2,026	3,691	5,248

Net charge-offs	5,245	6,488	9,058	11,733	18,913

Ending Balance	$128,672	$128,248	$137,969	$128,672	$137,969

Allowance for loan losses as a percent of period-end loans	1.00%	1.02%	1.18%	1.00%	1.18%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	126.26%	112.64%	91.43%	126.26%	91.43%

NET CHARGE-OFF INFORMATION
Net charge-offs - noncovered:
Commercial/real estate loans	$1,148	$1,392	$3,834	$2,540	$8,138
Residential mortgage loans	587	147	702	734	350
Consumer loans	2,329	2,439	2,496	4,768	5,177

Total net charge-offs - noncovered	$4,064	$3,978	$7,032	$8,042	$13,665

Net charge-offs - noncovered to average loans:
Commercial/real estate loans	0.05%	0.06%	0.18%	0.06%	0.20%
Residential mortgage loans	0.13%	0.03%	0.17%	0.09%	0.04%
Consumer loans	0.59%	0.63%	0.63%	0.61%	0.65%

Total net charge-offs - noncovered to average loans	0.13%	0.13%	0.24%	0.13%	0.24%

(i)	Nonaccrual loans and accruing loans past due 90 days or more do not include acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Included in nonaccrual loans are $11.5 million, $16.1 million, and $22.2 million at 06/30/14, 03/31/14 and 06/30/13, respectively, in nonaccruing restructured loans.

15

HANCOCK HOLDING COMPANY

ASSET QUALITY INFORMATION

(Unaudited)

	Three months ended
(dollars in thousands)	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Nonaccrual loans	$89,901	$101,400	$99,711	$119,749	$132,716
Restructured loans - still accruing	7,868	8,459	9,247	10,605	11,541

Total nonperforming loans	97,769	109,859	108,958	130,354	144,257
ORE and foreclosed assets	59,732	69,813	76,979	85,560	72,235

Total nonperforming assets	$157,501	$179,672	$185,937	$215,914	$216,492

Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.22%	1.43%	1.50%	1.83%	1.84%
Accruing loans 90 days past due	$4,142	$3,998	$10,387	$15,620	$6,647
Accruing loans 90 days past due as a percent of loans	0.03%	0.03%	0.08%	0.13%	0.06%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.25%	1.46%	1.58%	1.96%	1.90%

Allowance for loan losses	$128,672	$128,248	$133,626	$138,223	$137,969
Allowance for loan losses as a percent of period-end loans	1.00%	1.02%	1.08%	1.18%	1.18%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	126.26%	112.64%	111.97%	94.69%	91.43%

Provision for loan losses	$6,691	$7,963	$7,331	$7,569	$8,257

NET CHARGE-OFF INFORMATION
Net charge-offs - noncovered:
Commercial/real estate loans	$1,148	$1,392	$2,183	$1,267	$3,834
Residential mortgage loans	587	147	(197)	541	702
Consumer loans	2,329	2,439	3,230	3,622	2,496

Total net charge-offs - noncovered	$4,064	$3,978	$5,216	$5,430	$7,032

Net charge-offs - noncovered to average loans:
Commercial/real estate loans	0.05%	0.06%	0.10%	0.06%	0.18%
Residential mortgage loans	0.13%	0.03%	(0.05)%	0.13%	0.17%
Consumer loans	0.59%	0.63%	0.81%	0.92%	0.63%

Total net charge-offs - noncovered to average loans	0.13%	0.13%	0.17%	0.18%	0.24%

AVERAGE LOANS
Commercial/real estate loans	$9,355,196	$9,095,606	$8,629,013	$8,582,849	$8,415,592
Residential mortgage loans	1,744,313	1,720,640	1,701,144	1,668,201	1,599,931
Consumer loans	1,581,352	1,563,070	1,573,446	1,570,345	1,579,397

Total average loans	$12,680,861	$12,379,316	$11,903,603	$11,821,395	$11,594,920

16

HANCOCK HOLDING COMPANY

SUPPLEMENTAL ASSET QUALITY INFORMATION

(Unaudited)

	Originated Loans	Acquired Loans (j)	Covered Loans (k)	Total
(dollars in thousands)	6/30/2014
Nonaccrual loans (l)	$74,533	$12,048	$3,320	$89,901
Restructured loans - still accruing	4,823	3,045	—	7,868

Total nonperforming loans	79,356	15,093	3,320	97,769
ORE and foreclosed assets (m)	40,158	—	19,574	59,732

Total nonperforming assets	$119,514	$15,093	$22,894	$157,501

Accruing loans 90 days past due	$3,416	$726	—	$4,142
Allowance for loan losses	$78,573	$8,947	$41,152	$128,672

	3/31/2014
Nonaccrual loans (l)	$79,400	$18,626	$3,374	$101,400
Restructured loans - still accruing	4,538	3,921	—	8,459

Total nonperforming loans	83,938	22,547	3,374	109,859
ORE and foreclosed assets (m)	45,386	—	24,427	69,813

Total nonperforming assets	$129,324	$22,547	$27,801	$179,672

Accruing loans 90 days past due	$2,543	$1,455	—	$3,998
Allowance for loan losses	$79,560	$5,259	$43,429	$128,248

	Originated Loans	Acquired Loans (j)	Covered Loans (k)	Total
LOANS OUTSTANDING	6/30/2014
Commercial non-real estate loans	$4,610,696	$769,159	$13,836	$5,393,691
Construction and land development loans	903,610	119,847	17,199	1,040,656
Commercial real estate loans	2,173,006	836,646	46,611	3,056,263
Residential mortgage loans	1,469,977	111,724	189,570	1,771,271
Consumer loans	1,501,163	84,403	36,609	1,622,175

Total loans	$10,658,452	$1,921,779	$303,825	$12,884,056

Change in loan balance from previous quarter	$734,088	($350,657)	($27,312)	$356,119

	3/31/2014
Commercial non-real estate loans	$4,353,549	$830,211	$14,269	$5,198,029
Construction and land development loans	824,837	134,443	19,518	978,798
Commercial real estate loans	2,110,096	907,170	52,050	3,069,316
Residential mortgage loans	1,228,170	293,111	199,026	1,720,307
Consumer loans	1,407,712	107,501	46,274	1,561,487

Total loans	$9,924,364	$2,272,436	$331,137	$12,527,937

Change in loan balance from previous quarter	$430,232	($199,583)	($27,530)	$203,119

(j)	Loans which have been acquired and no allowance brought forward in accordance with acquisition accounting.
(k)	Acquired loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.
(l)	Included in originated nonaccrual loans are $11.5 million and $16.1 million at 06/30/14 and 03/31/14, respectively, in nonaccruing restructured loans.
(m)	ORE received in settlement of acquired loans is no longer subject to purchase accounting guidance and has been included with ORE from originated loans. ORE received in settlement of covered loans remains covered under the FDIC loss share agreements.

17

Second Quarter 2014 Financial Results July 24, 2014 Second Quarter 2014 Financial Results July 24, 2014

Certain of the statements or information included in this presentation may constitute forward-looking statements.  Forward-looking statements include projections of revenue, costs, results of operations or financial condition or statements regarding future market conditions or our potential plans and strategies for the future. Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.
We believe that the expectations reflected or implied by any forward-looking statements are based on reasonable assumptions, but actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results or outcomes to differ from those expressed in the Company's forward-looking statements include, but are not limited to, those outlined in Hancock's
SEC filings, including the “Risk Factors” section of the Company’s 10-K for the year ended December 31, 2013 and form 10-Q for the most recent quarter end.
Hancock undertakes no obligation to update or revise any forward-looking statements, and you are cautioned not to place undue reliance on such forward-looking statements.
Forward Looking Statement
2

Continued Improvement In The Overall
Quality Of Earnings
•
Board authorized new 5% common stock buyback; solid capital levels and TCE ratio of 9.29%
•
Return on average assets (ROA) (operating) of 1.04%
•
Continued the trend of replacing declining purchase accounting income with core results*
•
Core net interest income (TE) increased approximately $700,000 linked-quarter
•
Core noninterest income increased approximately $1.0 million after adjusting for the impact from purchase accounting items and normalizing for the sale of selected insurance lines
•
Purchase accounting loan accretion declined $1.6 million linked-quarter; management expects sizeable quarterly declines in both the third and fourth quarters of 2014
•
Operating expenses declined $2.3 million linked-quarter, or 1.5%, surpassing the quarterly expense goals set for 2014; management expects increases in the near-term as investments are made in revenue-
generating initiatives
•
13% linked-quarter annualized net loan growth (excluding the FDIC-covered portfolio)
•
Continued improvement in asset quality metrics
•
Efficiency ratio declined slightly to just under 62%
* See slides 12, 21, 22
3

Improving Trends in Core Results; Narrowing The Gap Between Reported and Core Core is defined as reported results less purchase accounting adjustments. See table on slide 22. 4 E.P.S. ROA

Second Quarter 2014 Highlights
•
Operating income $49.6 million or
$.59 per diluted common share
•
$12.1 million of nonoperating
expense items included in net
income (see slide 14)
•
ROA (operating) 1.04%
•
ROTCE (operating) 11.75%
•
NIM 3.99%
•
Efficiency Ratio 61.67%
•
TCE 9.29%
Operating income is defined as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items.
*  Core is defined as reported results less purchase accounting adjustments.
See table on slide 21.
**  Noninterest expense to total revenue (TE) excluding amortization of purchased intangibles, nonoperating expense items, and securities transactions.
($s in millions; except per share
data)
2Q14 1Q14 LQ
change
Operating Income $49.6 $49.1 +1%
Earnings Per Share (diluted) -
operating
$.59 $.58 +2%
Net Income $40.0 $49.1 n/m
Earnings Per Share (diluted) $.48 $.58 n/m
Nonoperating expense items $12.1 --- n/m
Return on Assets (operating) (%) 1.04 1.05 -1bp
Return on Tangible Common
Equity (operating) (%)
11.75 12.04 -29bps
Total Loans (excluding covered
loans)
$12,580 $12,197 +3%
Net Interest Margin (%) 3.99 4.06 -7bps
Net Interest Margin (%) (core)* 3.35 3.37 -2bps
Net Charge-offs (%)
(non-covered)
0.13 0.13 ---
Tangible Common Equity (%) 9.29 9.24 +5bps
Efficiency Ratio**  (%) 61.67 62.23 -56bps

Level of Loan Originations Continues To
Exceed Expectations
• Excluding FDIC covered loans, total loans of $12.6
billion were up $383 million, or 13% LQA
• The largest component of linked-quarter net loan
growth (excluding the FDIC-covered portfolio) was
in the commercial and industrial (C&I) portfolio,
with additional growth and better mix from the
construction, residential mortgage and consumer
portfolios
• The majority of the growth came from the Houston
and south Louisiana markets
• For the full year of 2014, management expects
period-end annual loan growth to be in the 8-11%
range
Period-end balances. As of June 30, 2014
$s in millions; includes covered loans
$s in millions; includes covered loans

Continued Improvement In  Asset Quality
Metrics
•
Nonperforming assets totaled $157.5 million, down $22.2
million compared to March 31, 2014
– Nonperforming loans declined $12.1 million linked-quarter
– ORE and foreclosed assets declined $10.1 million linked-quarter
– NPA ratio 1.22%, down from 1.43% linked-quarter
•
The allowance for loan losses was $128.7 million (1.00%)
compared to $128.2 million (1.02%) linked-quarter
– The allowance maintained on the noncovered portion of the loan portfolio increased $2.7 million linked-quarter, totaling $87.5 million
– The allowance on the covered loan portfolio declined $2.3
million linked-quarter
•
Provision for loan losses was $6.7 million, down from $8.0
million in 1Q14
– The provision for noncovered loans was $6.8 million in the second quarter, down from $8.3 million in the first quarter
•
Noncovered net charge-offs totaled $4.1 million, or 0.13%,
virtually unchanged from $4.0 million, or 0.13%, in 1Q14
As of June 30, 2014

Securities Portfolio Funded 2Q14 Loan Growth
Will Begin To Rely On Core Deposit Funding In The Near Term
• Portfolio totaled $3.7 billion, down $121 million
linked-quarter
• Decline continues to fund loan growth
– Better earning asset mix
• The level of the securities portfolio has reached a
floor and is expected to rise in the near term
• Initiatives have been established to increase core
deposits to begin funding loan growth
• Yield 2.43% for 2Q14, down 4 bps linked-quarter
• Unrealized gain (net) of $28.4 million on AFS
• 64% HTM, 36% AFS
• Duration 4.12, compared to 3.81 at March 31, 2014
– Extends to 4.5 in +100 bps shift in the yield curve
– Extends to 4.7 in +200 bps shift in the yield curve
$s in millions
Period-end balances. As of June 30, 2014

Initiatives In Place To Grow Stronger
Levels Of Core Deposit Funding
• Total deposits $15.2 billion, down $29 million
linked-quarter
• Linked-quarter decline mainly related to a $134
million decrease in time deposits, offset by growth
of $110 million in noninterest-bearing demand
deposits (DDA)
• Funding mix remained strong
• DDA comprised 38% of total period-end deposits
• No and low cost deposits comprised 78% of total
period-end deposits
• Cost of funds decreased 1 basis point to 22 bps
Period-end balances. As of June 30, 2014
$s in millions
$s in millions

Continued Stabilization of Core NIM
• Reported net interest margin (NIM) 3.99%, down 7 bps linked-quarter
• Core NIM declined 2 bps
– Decline in core loan yield (-5bps) and decline the securities portfolio yield (-4bps) impacted NIM
– Slight decline in cost of funds related to debt repurchase in 2Q14
– Better earning asset mix and increased loan volume
Core NIM = reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets.
(See slide 21)
As of June 30, 2014

Sizeable Declines in Purchased Loan
Accretion Expected in Future Quarters
$s in  millions
Impact of Purchase Accounting Adjustments 2012-2016
(2014-2016 projections will be updated quarterly; subject to change)
As of June 30, 2014
Revenue includes loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium and amortization of the Peoples
First indemnification asset.

Core Noninterest Income Increased
Linked-Quarter
•
Noninterest income, including securities transactions, totaled
$56.4 million, down $0.3 million linked-quarter
– Amortization of the indemnification asset for FDIC covered loans totaled $3.3 million, compared to $3.9 million in the first quarter; the amortization is a reduction to noninterest income and is result of a lower level of expected future losses on covered loans (non-core)
– Completed the divestiture of the P&C and group benefits insurance lines of business
April 1, 2014; insurance revenue declined by approximately $1.8 million in the second quarter
•
Noninterest income adjusted for the items noted above increased approximately $1.0 million linked-quarter
•
Service charges on deposits totaled $19.3 million, up $0.6 million, or 3%, from the first quarter
•
Bankcard and ATM fees totaled $11.6 million, up $1.0 million, or 10%, linked-quarter
•
Trust fees totaled $11.5 million, up $1.3 million, or 12%, from the first quarter reflecting, in part, a seasonal increase related to tax preparation fees
•
Fees from secondary mortgage operations totaled $1.8 million, down $0.2 million, or
11%, linked-quarter
– A slightly higher percentage of the mortgage loans originated during the quarter were kept on the balance sheet as opposed to being sold in the secondary market
As of June 30, 2014

Continuing To Manage To A Lower Level
Of Operating Expense
• Operating expense totaled $145 million in 2Q14, down $2.3 million linked-quarter
• Personnel expense totaled $79.5 million, a decrease of $1.9 million linked-quarter reflecting, in part, first quarter seasonality
• Occupancy and equipment totaled $14.9 million, down $0.6 million linked-quarter
• ORE expense totaled $84,000 in the second quarter, compared to $1.8 million in the first quarter
• Other operating expense increased approximately $2.3 million linked-quarter, reflecting a lower level of miscellaneous expense items in the first quarter
As of June 30, 2014; excluding nonoperating expense items

– 2Q14 operating expense excludes $12.1 million of nonoperating expenses (see slide 14)
The second quarter total includes gains on ORE dispositions, and management does not expect this low level of ORE expense to be sustainable in future quarters

•
Nonoperating expense items for 2Q14 totaled $12.1 million and include:
– ($9.1MM) Impact of select insurance business lines divestiture
– $10.3MM FDIC settlement
– $7.5MM Expense & Efficiency initiative and other items (branch closures, charter consolidation, etc.)
– $3.4MM Early debt redemption
– $12.1MM Total nonoperating expense items
•
In April 2014, the company sold its property and casualty and group benefits insurance intermediary business.
– An approximate $9.4 million gain was recorded on the sale based on a $15.5 million sales price less the related tangible and intangible assets
•
As noted in the company’s 2013 10-K, the FDIC issued an assessment related to a targeted review of certain previously-paid loss claim reimbursements on the covered loan portfolio.
– The settlement of these matters totaled $10.3 million (less than the upper amount of $11.5 million originally noted in the 10-K disclosure)
•
In April 2014 the company announced the closing of branches in Mississippi, Florida and Louisiana as part of its ongoing branch rationalization process.
– 15 branches will close July 25, 2014 with nonoperating expense of $3.2 million
•
In June 2014, the company redeemed a portion of its outstanding debt by “unwinding” $115 million of fixed rate reverse repos with an average rate of 3.43%.
– The $3.4 million nonoperating cost of unwinding these repos will allow the company to save approximately
$4.0 million of interest expense annually
Nonoperating Expense Items

Targeted Efficiency Ratio:
Below 60% By 2016
• Exceeded first quarter goal and achieved the targeted fourth quarter goal ahead of schedule
• Continuing to manage expenses in the near-term, however expenses may rise over the next couple of quarters as investments in higher-return, revenue-generating lines of business are made
• Remain committed to keeping expenses in line with expectations; expect normal annual increases
• Expect to incur additional nonoperating expenses through the remainder of the initiative
*The efficiency ratio is noninterest expense to total revenue (TE) excluding amortization of 0purchased intangibles, 0nonoperating expense items, and securities transactions.

Revenue Initiatives
• Continuing to invest in automation that will lead to additional efficiency and improvements in officer productivity
• Continuing initiatives designed to add loan volume, improve pricing and enhance loan/earning asset mix
• Open strategically located Business Financial Centers with additional teams of relationship bankers
• Investments in wealth management products and services
• Trust
• Mutual Funds
• Investments in Treasury Management products and services

Solid Capital Levels; Board Authorizes New
Common Stock Buyback
•
TCE ratio 9.29%, up 5 bps linked-quarter
•
Completed stock buyback (ASR) in May 2014
•
New 5% common stock buyback authorized by the Board of Directors in July 2014
•
Approximately 4 million shares
•
Will begin buyback immediately
•
Authorization effective through December 31, 2015
•
Will continue to review additional options to deploy excess capital in the best interest of the
Company and its shareholders
•
Projected capital levels exceed Basel III fully implemented, required guidelines
As of June 30, 2014

Appendix:
Near-Term Outlook
2Q14 Items to note Guidance
Loans +13% LQA
+12% Y-o-Y
Excludes covered
portfolio
8-11% EOP growth for the full year of 2014
Purchase Accounting
Adjustments
$16.7 million
(see slide 22)
Includes items
impacting revenue
and expense
$9 million decline in PAA revenue over the next 2
quarters per slide 11
Net Interest Margin
(NIM)
3.99% reported
3.35% core
Reported down 7bps
Core down 2bps
Core NIM relatively stable; reported NIM decrease
Noninterest Expense $144.7 million
operating
$12.1 million of
nonoperating costs
Slightly higher in the near term as investments are
made in revenue-generating initiatives
E.P.S. (operating,
diluted)
$.59 See calculation on
slide 20
E.P.S. flat to down in the near term due to sizeable
quarterly declines in purchase accounting revenue

Whitney Bank locations Hancock Bank locations Appendix: Footprint Map 19

Appendix:
Non-GAAP Reconciliation & EPS calculation
*Management believes that adjusting net income to operating income provides a useful measure of financial performance that helps investors compare the
Company’s fundamental operations over time.
$s in millions Three
Months
Ended
6/30/14
Three
Months
Ended
3/31/14
Three
Months
Ended
6/30/13
Net income $40.0 $49.1 $46.9
Adjustments from net to operating income
Securities transactions gains/(losses) - - -
Nonoperating expense items:
Impact of insurance business lines
divestiture
(9.1) - -
FDIC settlement 10.3 - -
Expense & efficiency initiative and other
items
7.5 - -
Early debt redemption 3.4
Total nonoperating expense items 12.1 - -
Taxes on adjustments at marginal tax rate 2.5 - -
Total adjustments (net of taxes) 9.6 - -
Operating income* $49.6 $49.1 $46.9

$s in
thousands,
except E.P.S.
Three
Months
Ended
6/30/14
Three
Months
Ended
3/31/14
Three
Months
Ended
6/30/13
Operating
income to
common
shareholders
$49,575 $49,115 $46,862
Income
allocated to
participating
securities
(1,066) (1,081) (880)
Operating
income
allocated to
common
shareholders
$48,509 $48,034 $45,982
Weighted
average
common
shares –
diluted
82,174 82,534 83,357
E.P.S. -
diluted
$.59 $.58 $.55
See Note 7 in the 1Q14 10Q for more details
on the two-class method for E.P.S.
calculation.

Appendix: Purchase Accounting Adjustments Core NII & NIM Reconciliation 21 * Excess cash recoveries include cash collected on certain zero carrying value acquired loan pools above expected amounts.

Appendix: Purchase Accounting Core E.P.S.
& ROA Reconciliation
($s in millions) 2Q14 1Q14 2Q13
Average Assets $19,039 $19,055 $19,023
Operating Income $49.6 $49.1 $46.9
PAA – Net Interest Margin (see slide 21) 26.7 28.3 32.7
Intangible Amortization (noninterest expense) -6.7 -6.9 -7.3
Accretion on Indemnification Asset (noninterest income) -3.3 -3.9 --
Total Purchase Accounting Impact $16.7 $17.5 $25.4
Core Income (Operating less purchase accounting items) $38.7 $37.7 $30.3
ROA (operating) 1.04% 1.05% 0.99%
Core ROA
0.82% 0.80% 0.64%
Weighted Average Diluted Shares (thousands)
82,174 82,534 83,357
E.P.S. (operating) $.59 $.58 $.55
Core E.P.S. $.46 $.45 $.36

Appendix:
Additional Loan Data

$s in millions 6/30/2014 3/31/2014 $ change % change LQA 6/30/2013 $ change % change
Loans (EOP) 12,884 $    12,528 $    356 $      3% 11% 11,681 $    1,203 $  10%
Commercial 5,394 5,198 196 4% 15% 4,653 740 16%
Construction 1,041 979 62 6% 25% 966 74 8%
Real Estate 3,056 3,069 (13) 0% -2% 2,872 184 6%
Residential mortgage 1,771 1,720 51 3% 12% 1,616 155 10%
Consumer 1,622 1,561 61 4% 16% 1,573 49 3%
Covered Loans 304 $          331 $          (27) $      -8% 431 $          (127) $    -29%
Commercial 14 14 (0) -3% 26 (13) -48%
Construction 17 20 (2) -12% 26 (9) -34%
Real Estate 47 52 (5) -10% 72 (26) -36%
Residential mortgage 190 199 (9) -5% 235 (46) -19%
Consumer 37 46 (10) -21% 70 (34) -48%
Loans excluding covered 12,580 $    12,197 $    383 $      3% 13% 11,251 $    1,329 $  12%
Commercial 5,380 5,184 196 4% 15% 4,627 753 16%
Construction 1,023 959 64 7% 27% 940 83 9%
Real Estate 3,010 3,017 (8) 0% -1% 2,800 210 7%
Residential mortgage 1,582 1,521 60 4% 16% 1,381 201 15%
Consumer 1,586 1,515 70 5% 19% 1,503 83 6%

Appendix:
Whitney Portfolio Continues Solid Performance
• Loan mark on the acquired-performing portfolio accreted into earnings over the life of the portfolio
• Credit-impaired loan mark available for charge-offs; if not needed for charge-offs then accreted into income
• Quarterly reviews of accretion levels and portfolio performance will impact reported margin
$s in millions
Credit-
Impaired Performing Total
Whitney loan mark at acquisition
(as adjusted in 4Q11)
$284 $187 $471
Acquired portfolio loan balances at acquisition $818 $6,101 $6,919
Discount at acquisition 34.7% 3.1% 6.8%
Remaining Whitney loan mark at 6/30/14 $91 $14 $105
Remaining acquired portfolio loan balances at 6/30/14 $161 $1,867 $2,027
Acquired loan charge-offs from acquisition thru 6/30/14 $26 $13 $39
Discount at 6/30/14 56.4% 0.8% 5.2%
As of June 30, 2014

Appendix:
Peoples First Loan Mark Used For Charge-Offs
•
FDIC covered loan portfolio
•
Entire loan mark available for charge-offs; if not needed for charge-offs then accreted into income
•
Quarterly reviews of accretion levels and portfolio performance will impact reported margin
•
FDIC loss share receivable totaled $90.3 million at June 30, 2014
$s in millions Credit Impaired
Peoples First loan mark at acquisition  (12/2009) $509
Charge-offs from acquisition thru 6/30/14 $428
Accretion since acquisition date $89
Remaining loan mark at 6/30/14 $35
Impairment reserve at 6/30/14 $41
Remaining covered portfolio loan balances at 6/30/14 $338
Discount & allowance at 6/30/14 22%
As of June 30, 2014

Second Quarter 2014 Financial Results July 24, 2014 Second Quarter 2014 Financial Results July 24, 2014